EXHIBIT 10.2

INCENTIVE STOCK OPTION AWARD AGREEMENT
PURSUANT TO
GRAND RIVER COMMERCE, INC.
2009 STOCK INCENTIVE PLAN

Participant:  _______________

Grant Date:  ____________, 20___  (“Grant Date”)

Plan under which Options are Granted:  Grand River Commerce, Inc. 2009 Stock Incentive Plan (“Plan”)

Type of Options:  Incentive Stock Options

Number of Shares to which Options are Granted:  _______________

Exercise Price per Share:  $_______

Vesting Schedule:  The Options shall become vested in accordance with Schedule 1 hereto.

CERTAIN EARLY DISPOSITIONS OF SHARES PURCHASED UPON EXERCISE OF THIS OPTION (GENERALLY, SALE OF THE SHARES WITHIN TWO YEARS OF THE GRANT DATE OR WITHIN ONE YEAR OF EXERCISE OF THE OPTION) MAY RESULT IN LOSS OF “INCENTIVE STOCK OPTION” TREATMENT.  GRAND RIVER COMMERCE, INC. RECOMMENDS THAT THE PARTICIPANT CONSULT WITH HIS OR HER PERSONAL TAX ADVISOR PRIOR TO EXERCISING ANY OPTIONS.

IN WITNESS WHEREOF, the parties have executed and made effective this Option as of the Grant Date.

GRAND RIVER COMMERCE, INC.

By:

Its:

PARTICIPANT

Address:

TERMS AND CONDITIONS
TO THE INCENTIVE STOCK OPTION AWARD
PURSUANT TO
GRAND RIVER COMMERCE, INC.
2009 STOCK INCENTIVE PLAN

1. Grant of the Option.  The Company hereby grants to the Participant the right and option (“Option”) to purchase the aggregate number of shares of common stock, $0.01 par value per share, of the Company (“Stock”) as set forth on page 1 (such number being subject to adjustment as provided herein) on the terms and conditions set forth in this Agreement and the Plan.  Once vested, the Option awarded under this Agreement may be exercised in whole at any time or in part from time to time, subject to the terms and conditions of this Agreement and the Plan.  The Option granted under this Agreement is intended to qualify as an “incentive stock option” under section 422 of the Internal Revenue Code of 1986, as amended (“Code”), and shall be so construed.  The Participant shall have no obligation to exercise any Option granted by this Agreement.

2. Exercise Price.  The price per share at which the Participant shall be entitled to purchase shares of Stock upon the exercise of this Option shall be the Exercise Price per Share set forth on page 1, subject to adjustment as provided in Paragraph 11 (“Exercise Price”), which Exercise Price shall be not less than the Fair Market Value of a share of Stock on the date that the Option is granted and, with respect to a Controlling Participant (as defined in the Plan), not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date that the Option is granted.

3. Vesting and Term of the Option.

(a) General.  The right to exercise the Option shall vest in the hands of the Participant as provided for on Schedule 1 of this Agreement.  Shares for which Options have vested shall be referred to as “Vested Shares.”  Shares for which Options have not vested shall be referred to as “Nonvested Shares.”  The respective numbers of Vested Shares and Nonvested Shares shall adjust proportionately in accordance with any adjustments made pursuant to Paragraph 11 of this Agreement.  In addition, shares may become Vested Shares in accordance with Paragraphs 8, 14 and 16.

(b) Exercisable for Whole Vested Shares Only.  Subject to the relevant provisions and limitations contained herein, the Participant may exercise the Option to purchase all or part of whole Vested Shares.  In no event shall the Participant be entitled to exercise the Option with respect to Nonvested Shares or a fraction of a Vested Share.

(c) Expiration.  Notwithstanding any other provision contained herein to the contrary, the unexercised portion of the Option(s), if any, will automatically and without notice expire upon the earliest of: (i) ten (10) years following the Grant Date and, in the case of a Controlling Participant, not more than five (5) years from the Grant Date; (ii) the date determined pursuant to Paragraph 8 of this Agreement; and (iii) the date determined pursuant to Paragraph 16 of this Agreement (“Expiration Date”).  An Option will cease to be exercisable with respect to a share of Stock when the Participant purchases the share.

4. Method of Exercising Option.

(a) Subject to the provisions provided herein or incorporated by reference, the Participant may exercise the Option at any time on or prior to the Expiration Date with respect to all or any part of the Vested Shares by delivering to the Company, at its principal place of business, a written notice of exercise in substantially the form attached hereto as Exhibit A, accompanied by payment to the Company of the Exercise Price multiplied by the number of Vested Shares then being purchased.

(b) The notice of exercise must be signed by the Participant; provided however, that if the Option is being exercised by a person or persons other than the Participant pursuant to Paragraph 8, the notice of exercise must be signed by such other person or persons and must be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option.

(c) Upon acceptance of such notice and receipt of payment in full of the purchase price for the shares of Stock for which the Option is being exercised, the Company shall issue (or cause to be issued) a certificate evidencing the shares of Stock acquired as a result of the exercise of the Option.  In the event that the exercise of the Option is treated in part as the exercise of an ISO and in part as the exercise of a NQSO in accordance with Paragraph 15, the Company shall issue a certificate evidencing the shares of Stock treated as acquired upon the exercise of an ISO and a separate certificate evidencing the shares of Stock treated as acquired upon the exercise of a NQSO, and shall identify each such certificate accordingly in its stock transfer records.

(d) No purported exercise of an Option shall be effective and no shares of Stock shall be issued to the Participant upon exercise of the Option until: (i) the Exercise Price for the shares of Stock being purchased is paid in full in the manner provided in this Agreement; (ii) all applicable taxes required to be withheld have been paid in full; and (iii) the approvals, if any, of all governmental authorities required in connection with the Option, or the issuance of Shares pursuant to this Agreement, have been received by the Company.

5. Method of Payment for Options.  The Exercise Price shall be payable in accordance with the provisions of Section 6(A) of the Plan, as it may be amended from time to time.

6. Tax Withholding.  As a condition to the exercise of this Option, the Company shall have the right to require that the Participant (or the recipient of any shares of Stock) remit to the Company an amount calculated by the Company to be sufficient to satisfy applicable federal, state, foreign or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any certificate evidencing shares of Stock.  If permitted by the Company and by the terms of the Plan at the time of exercise, either at the time of the grant of the Option or in connection with its exercise, the Participant may satisfy applicable withholding tax requirements by delivering a number of whole shares of Stock owned by the Participant for at least six (6) months prior to the date of exercise and having a Fair Market Value (determined on the date that the amount of tax to be withheld is to be fixed) at least equal to the aggregate amount required to be withheld.

7. Notice of Disposition.  As a condition to the exercise of this Option, the Participant agrees to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise of the Option.

8. Termination of Employment.

(a) Death.  Upon the death of the Participant, any and all Options granted to the Participant pursuant to this Agreement that are Nonvested Shares as of the date of the Participant’s death shall expire as of the date of the Participant’s death, and all Options held by the Participant that are Vested Shares as of the date of the Participant’s death may be exercised only by the Participant’s legal representatives, heirs, legatees, or distributees and only within a period of twelve (12) months following the date of the Participant’s death, after which time the Options shall expire.

(b) Disability.  If the Participant ceases to be an employee of the Company, its Subsidiaries or Affiliates during the term of this Option by reason of the Participant’s disability (as defined in section 22(e)(3) of the Code), any and all Options granted to the Participant pursuant to this Agreement that are Nonvested Shares as of the date that the Participant ceases to be an employee shall expire as of such termination date; provided, however, that the Options held by the Participant that are exercisable as of the date that the Participant ceases to be an employee may be exercised only by the Participant or his guardian or legal representative and must be exercised within a period of twelve (12) months following the date that the Participant ceases to be an employee, after which time the Options shall expire unless the Participant dies during such period, in which event the provisions of Paragraph 8(a) shall govern.

(c) Resignation.  Upon the resignation by the Participant as an employee of the Company, its Subsidiaries and Affiliates during the term of this Option, any and all Options evidenced by this Agreement that are Nonvested Shares as of the date that the Participant’s resignation becomes effective shall expire immediately upon the effectiveness thereof; and any and all Options evidenced by this Agreement that are Vested Shares as of the date that the Participant’s resignation becomes effective shall be exercisable for the period of time not to extend beyond the remainder of the term of the Option or three months from the date that the Participant’s resignation becomes effective, whichever is earlier.  Any Option or portion thereof not exercised prior to such date shall expire at such time unless the Participant dies during such period, in which case the provisions of Paragraph 8(a) shall govern.

(d) Termination by the Company.  If the Participant’s employment with the Company is terminated by the Company, its Subsidiaries or Affiliates during the term of this Option (other than as a result of Participant’s death, disability or resignation), all Nonvested Shares shall expire immediately upon the effectiveness thereof; and any and all Options evidenced by this Agreement that are Vested Shares as of the date that such termination becomes effective shall be exercisable for the period of time not to extend beyond the remainder of the term of the Option or three months from the date that such termination becomes effective, whichever is earlier.  Any Option or portion thereof not exercised prior to such date shall expire at such time unless the Participant dies during such period, in which case the provisions of Paragraph 8(a) shall govern.

9. Nontransferability.  The Option evidenced by this Agreement is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant (or in the event of his disability (as defined in section 22(e)(3) of the Code), by his guardian or legal representative) and after his death, only by the Participant’s legal representatives, heirs, legatees, or distributees.

10. Special Limitation on Exercise.  Notwithstanding anything herein to the contrary, no purported exercise of this Option shall be effective without the approval of the Committee, which shall be a condition to the exercise of this Option and may be withheld to the extent that the exercise, either  individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with  respect to the shares of Stock purchasable or otherwise deliverable under the Option, the Participant (i) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of  Stock pursuant to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the shares of Stock are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (ii) shall agree that the shares of Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

11. Adjustments on Changes in Shares.  In the event of any change in the outstanding shares of Stock by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spinoff, combination or exchange of shares or other corporate change, the Committee, in its sole discretion, may make such substitution or adjustment, if any, as it deems to be equitable or appropriate, as to (i) the number or kind of shares subject to the Option; (ii) subject to the limitation contained in Paragraph 17, the Exercise Price applicable to the Option; (iii) any measure of performance that relates to the Option in order to reflect such change in the Stock and/or (iv) any other affected terms of the Option.

12. Amendment and Termination.  Subject to the terms and provisions of the Plan, this Agreement may be amended or terminated only by a written agreement executed by the Company and the Participant.  The amendment or termination of the Plan shall not operate to modify the terms and conditions of this Agreement or any Option evidenced by this Agreement without the Participant’s consent, and, notwithstanding the termination of the Plan, such Agreement and Option shall be construed in accordance with the substantive provisions of the Plan as necessary to give effect to this Agreement or any Option still in existence.

13. Legend on Stock Certificates.  Certificates evidencing the shares of Stock issued upon exercise of an Option, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

14. Change of Control.  Notwithstanding any provision of this Agreement to the contrary, in the event of a Change of Control or an agreement to effect a Change of Control, all Nonvested Shares shall become fully exercisable Vested Shares to the full extent of the unexercised portion of the original grant.

15. Qualified Status of Option.  To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Options designated as Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company) exceeds $100,000, that portion shall be treated as a NQSO.  For purposes of this section, Options shall be taken into account in the order in which they were granted.  In addition, if any approval of the Company’s shareholders required for the Option to be deemed an ISO is not obtained within the required time period, the full amount of this Option will be treated as a NQSO.

16. Minimum Capital Requirements.  Notwithstanding any provision of this Agreement to the contrary, during the first three years following the date that Grand River Bank (“Bank”) opens for business, the Option granted under the Agreement shall expire, to the extent not exercised, within 45 days following the receipt of notice from the Bank’s primary federal regulator (“Regulator”) that (i) the Bank has not maintained its minimum capital requirements (as determined by the Regulator) and (ii) the Regulator is requiring termination or forfeiture of Options.  Upon receipt of such notice from the Regulator, the Company shall promptly notify each Participant that the Option issued under this Agreement has become fully exercisable Vested Shares to the full extent of the grant and that the Participant must exercise the Option granted to him prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or forfeit the Option.  In case of forfeiture, the Participant shall have no cause of action, of any kind or nature, with respect to the forfeiture against the Company or any Affiliate.  Neither the Company nor any Affiliate shall be liable to the Participant due to the failure or inability of the Company or any Affiliate to provide adequate notice to the Participant.

17. Repricing.  The Committee shall not, without the further approval of the Board of Directors, (i) authorize the amendment of this Option to reduce the Exercise Price of this Option or (ii) grant a replacement Option upon the surrender and cancellation of this Option for the purpose of reducing the Exercise Price of this Option.  Nothing contained in this section shall affect the right of the Committee to make any adjustment permitted under Paragraph 11.

18. No Rights as a Shareholder.  Notwithstanding the exercise of an Option, a Participant shall have no rights as a shareholder with respect to shares covered by an Option until the date the certificates evidencing the shares of Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for dividends or other rights the record date for which is prior to the date of issuance.  Upon issuance of the certificates evidencing the shares of Stock acquired upon exercise of an Option, such shares of Stock shall be deemed to be transferred for purposes of section 421 of the Code and the regulations promulgated thereunder.

19. Interpretation.  When a reference is made in this Agreement to a Paragraph, Exhibit or Schedule, such reference will be to a Paragraph of, or Exhibit or Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement or any Option.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision in this Agreement.  Each use herein of the masculine, neuter or feminine gender will be deemed to include the other genders.  Each use herein of the plural will include the singular and vice versa, in each case as the context requires or as is otherwise appropriate.  The word “or” is used in the inclusive sense.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a person are also to its permitted successors or assigns.  No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

20. Governing Law.  The validity, construction and effect of this Agreement and any Option granted hereunder shall be determined in accordance with the laws of the State of Michigan, without reference to the laws that might otherwise govern under applicable principles of conflicts of law.

21. Notices.  Any notice or other communication required or permitted to be made hereunder or by reason of the provisions of this Agreement shall be in writing, duly signed by the party giving such notice or communication and shall be deemed to have been properly delivered if delivered personally or by a recognized overnight courier service, or sent by first-class certified or registered mail, postage prepaid, as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Company, at its principal place of business, and (ii) if to the Participant, at the address set forth on page 1.  Any notice properly given hereunder shall be effective on the date on which it is actually received by the party to whom it was addressed; provided, however, that for a notice of exercise to be effective, such notice must be in conformity with the Plan and this Agreement, as reasonably determined by the Committee, in its discretion.

22. Entire Agreement.  Subject to the terms and conditions of the Plan, this Agreement sets forth the entire agreement and understanding of the parties with regard to the Options granted hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

23. Incorporation By Reference; Relationship to Plan.  This Agreement is being executed and delivered pursuant to the Plan, all of the terms of which are incorporated by reference into, and made a part of, this Agreement.  To the extent not specifically provided in this Agreement or otherwise required by context, all capitalized terms used in this Agreement but not defined herein shall have the same meanings ascribed to them in the Plan.  In the event of an irreconcilable conflict between the terms of the Plan and this Agreement, the terms of the Plan shall prevail.  The Company shall provide a copy of the Plan to the Participant upon written request to the Company at its principal place of business.  By the execution of this Agreement, the Participant acknowledges this Agreement and the Options are subject to the terms and conditions of the Plan.

EXHIBIT A

NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE
COMMON STOCK OF
GRAND RIVER COMMERCE, INC.

Participant Name:__________________

Address_________________________

________________________________

Date_____________________

Grand River Commerce, Inc.
4471 Wilson Avenue, SW
Grandville, Michigan 49418
Attn:  President

Re:     Exercise  of  Incentive  Stock  Option

Gentlemen:

Pursuant to the provisions of the Grand River Commerce, Inc. 2009 Stock Incentive Plan (“Plan”), I hereby give notice to Grand River Commerce, Inc., a Michigan corporation (the “Company”) of my election to exercise options granted to me to purchase _________ shares of common stock (the “Stock”) of the Company under the Incentive Stock Option Award Agreement (“Agreement”) dated as of ____________.  The purchase shall take place as of  _____________, _____ (“Exercise Date”).  All capitalized terms used, but not otherwise defined, herein shall have the meanings given them in the Agreement.

On or before the Exercise Date, I will pay the applicable purchase price as follows:

☐           by delivery of cash or check, Company draft, money order or wire transfer of good funds payable to the Company in the amount of $___________, which amount represents the full purchase price of the shares of Stock to be issued upon exercise hereof.

☐           if permitted by the Company and by the terms of the Plan, and upon any such conditions imposed by the Committee, by delivery of _________ whole shares of Stock owned by me prior to the Exercise Date.

☐           by delivery of cash or check, Company draft, money order or wire transfer of good funds payable to the Company in the amount of $___________, which amount represents a portion of the purchase price of the shares of Stock to be issued upon exercise hereof and, if permitted by the Committee and the terms of the Plan, and upon any such conditions imposed by the Company, by delivery of _________ shares of Stock owned by me prior to the Exercise Date.

The required federal, state, foreign and local income tax withholding obligations, if any, on the exercise of the Option shall be satisfied on or before the Exercise Date in the manner provided in the Agreement.  As soon as the stock certificate is registered in my name, please deliver it to me at address set forth above.

Unless the shares to be issued upon the exercise of the Option evidenced by this notice are registered for issuance to and resale by me pursuant to an effective registration statement on Form S-8  (or successor form) filed under the Securities Act of 1933, as amended (“Securities Act”),  I hereby represent, warrant, covenant, and agree with the Company as follows:

1.           The shares of Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Stock and not with a view to, or for resale in connection with, any distribution of the Stock, nor am I aware of the existence of any  distribution of the Stock.

2.           I am not acquiring the Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Stock but rather upon an independent examination and judgment as to the prospects of the Company.

3.           The Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means.

4.           I am able to bear the economic risks of the investment in the Stock, including the risk of a complete loss of my investment therein.

5.           I understand and agree that the Stock will be issued and sold to me without registration  under any federal or state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under federal and applicable state securities laws.

6.           The Stock cannot be offered for sale, sold or transferred by me other than pursuant to an effective registration under the Securities Act or in a transaction otherwise in compliance with the Securities Act and evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions.  The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.

7.           The Company will be under no obligation to register the Stock or to comply with any exemption available for sale of the Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the Securities Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to  the Stock.

2

8.           I have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records.  I have examined such of these documents as I wished and am familiar with the business and affairs of the Company.  I realize that the purchase of the Stock is a speculative investment.

9.           I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs.  I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of  the merits and risks of my investment in the Company.

10.           I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Stock hereunder and I am able to bear the economic risk of such purchase.

11.           The  agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Stock issued to me pursuant to the Agreement, and the Company is entitled to rely on these agreements, representations, warranties and covenants in issuing the shares of Stock upon the exercise of the Option evidenced by this notice.  Acceptance by me of the certificate representing such Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

Very  truly  yours,

__________________________

AGREED  TO  AND  ACCEPTED:

GRAND RIVER COMMERCE, INC.

By:

Name:

Title:

Date:__________________

3

SCHEDULE 1

VESTING SCHEDULE

INCENTIVE STOCK OPTION AWARD ISSUED PURSUANT TO THE
GRAND RIVER COMMERCE, INC.
2009 STOCK INCENTIVE PLAN

Except as otherwise expressly provided in the Agreement, the Options shall become Vested Shares in accordance with the following schedule:

Date	Number or Percentage of Vested Shares